SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(c)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12

CONSTAR INTERNATIONAL INC.

(Name of registrant as specified in its charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No	fee required.

☐ Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee	paid previously with written preliminary materials:

☐ Check	box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

CONSTAR INTERNATIONAL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2003

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Constar International Inc. to be held on April 30, 2003, beginning at 10:00 a.m., local time at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania. The purposes of the Annual Meeting are:

(1)	to elect four Class I directors, to hold office until the annual meeting of stockholders in 2006; and

(2)	to transact any other business that may properly come before the meeting.

All holders of record of shares of Constar common stock at the close of business on March 5, 2003 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

We appreciate your ongoing interest and participation in our company. Please take the time to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. YOUR VOTE IS VERY IMPORTANT.

By Order of the Board of Directors,

James C. Cook Executive Vice President, Chief Financial Officer and Secretary

Philadelphia, Pennsylvania

March 28, 2003

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed on or about April 1, 2003, to owners of shares of Constar International Inc. (“Constar” or the “Company”) Common Stock in connection with the solicitation of proxies by the Company’s Board of Directors for the 2003 Annual Meeting of Stockholders. Our Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

Constar International Inc.

One Crown Way

Philadelphia, PA 19154-4599

(215) 552-3700

Constar International Inc.

One Crown Way

Philadelphia, Pennsylvania 19154-4599

VOTING PROCEDURES

Your vote is very important. Your shares can be voted at the Annual Meeting only if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given on a properly executed and delivered proxy, your shares will be voted by one of the individuals named on your proxy card in accordance with his judgment.

Who can vote?    Stockholders as of the close of business on March 5, 2003 are entitled to vote. On that day, 12,015,000 shares of our Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Constar International Inc., One Crown Way, Philadelphia, Pennsylvania beginning April 11, 2003. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

What shares are included in the proxy card?    The proxy card represents all the shares of Common Stock registered to you in a particular account. You may receive more than one proxy card if you hold shares which are either registered differently or in more than one account.

How are votes counted?    The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented in person or by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, the nominees may vote those shares only on matters deemed routine by NASDAQ, such as the election of directors and ratification of the appointment of independent accountants. On non-routine matters, nominees cannot vote and there is a so-called “broker non-vote” on that matter. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect their election.

Who will count the vote?    Our Transfer Agent and Registrar, Equiserve Trust Company, will tally and certify the vote as our Inspector of Elections.

Who is soliciting this proxy?    This solicitation is made on behalf of us and our Board of Directors. We will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. Proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock.

What if I can’t attend the meeting?    If you do not attend the meeting in person you must vote your shares by proxy if you intend to vote.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Directors.

Meetings of the Board of Directors.    In 2002, the Board of Directors met once after the closing of our initial public offering on November 20, 2002. Each of the incumbent directors attended at least 75% of the Board of Directors and committee meetings to which the director was assigned.

Committees of the Board of Directors.    The Board of Directors has established three standing committees.

Audit Committee—maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our internal and external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility. In addition, the Audit Committee assists the Board of Directors in monitoring the integrity of our financial statements and compliance with laws and regulations related to our financial statements and has the responsibility to establish procedures for the receipt and treatment of complaints regarding our financial statements, internal accounting controls or other related auditing matters. In 2002, the Audit Committee met once after the closing of our initial public offering on November 20, 2002. The Audit Committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement. The current members of the Audit Committee are Messrs. Smith, Little and Casey, all of whom are “independent” under the listing standards of the National Association of Securities Dealers.

Compensation Committee—reviews and makes recommendations to the Board of Directors regarding the compensation to be provided to the Chief Executive Officer and the directors. In addition, the Compensation Committee reviews compensation arrangements for the other executive officers. The Compensation Committee also administers our equity compensation plans.

In 2002, the Compensation Committee met once after the closing of our initial public offering on November 20, 2002. The current members of the Compensation Committee are Messrs. Little and Casey.

Nominating Committee—identifies, reviews, evaluates and recommends potential candidates to serve as directors of the Company. The Nominating Committee will consider director nominees recommended by stockholders who timely submit such recommendations as outlined under “Submission of Stockholder Proposals and Director Nominations” below. In addition, the Nominating Committee serves as a focal point for communication between such candidates, our Directors who are not members of the Nominating Committee and our management. In 2002, the Nominating Committee did not hold any meetings after the closing of our initial public offering on November 20, 2002. The current members of the Nominating Committee are Messrs. Conway, Casey and Rutherford.

Director Compensation.    Non-employee directors receive annual cash compensation in the amount of $15,000, and the following if in attendance: $1,000 per board meeting, except that the Chairman of the Board receives $2,000. In addition, each director who is a member of the Compensation Committee or Nominating Committee receives $1,000 for each committee meeting attended, except that the Chairman of each committee receives $1,500 per meeting attended. Each director who is a member of the Audit Committee receives $1,500 for each meeting attended, except that the Chairman of the committee receives $2,000 per meeting attended. We do not pay cash compensation to our employee directors; however, all directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or board committees. We will also annually grant to all directors who are not our employees options to purchase the number of shares of our common stock calculated by dividing $10,000 (or $15,000 for the chairman, if he is a non-employee) by the Black-Scholes value of a stock option to purchase a single share of common stock as compensation for their services to us.

Initial Public Offering.    Prior to the completion of our initial public offering on November 20, 2002, we were a wholly owned subsidiary of Crown Cork & Seal Company, Inc., which has since become a wholly owned subsidiary of Crown Holdings, Inc. As of March 14, 2003, Crown held 1,255,000 shares, or 10.5%, of our common stock. Our directors Messrs. Conway, Rutherford and Mechura are executive officers of Crown Holdings and Messrs. Conway and Rutherford are also directors of Crown Holdings.

ELECTION OF DIRECTORS

ITEM 1 ON PROXY CARD

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our business shall be managed by a Board of Directors, with the number of directors to be from six to thirteen as provided by the Board of Directors from time to time. The Amended and Restated Certificate of Incorporation divides our Board of Directors into three classes: Class I, Class II and Class III. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified.

Upon the completion of our initial public offering we had eight directors. On March 27, 2003, our Board of Directors increased its size to ten directors and elected James A. Lewis and Alec Taylor to fill the new positions.

The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The term of the four Class I directors, Charles F. Casey, John W. Conway, Alan W. Rutherford and Alec Taylor, will expire at our 2003 Annual Meeting. The term of the three Class II directors, James C. Cook, James A. Lewis and Angus F. Smith, will expire at our 2004 Annual Meeting. The term of the three Class III directors, Michael J. Hoffman, William G. Little and Frank J. Mechura, will expire at our 2005 Annual Meeting.

Director candidates are nominated by either the Nominating Committee of the Board of Directors or by the full Board of Directors. Our Board of Directors has recommended the election of Charles F. Casey, John W. Conway, Alan W. Rutherford and Alec Taylor to our Board of Directors at the 2003 Annual Meeting.

At the Annual Meeting, four Class I directors are to be elected. Each of the nominees is currently a director of the Company. Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Each Class I director will be elected to serve until our 2006 Annual Meeting and until his respective successor has been elected and has qualified. If any nominee becomes unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any substitute nominee designated by the Board of Directors. Director elections are determined by a plurality of the votes cast at the Annual Meeting (in person or by proxy).

Set forth below is information regarding each nominee for Class I director and each Class II and Class III director, each of whose term will continue after the annual meeting.

Nominees For Class I Directors

The Board of Directors recommends a vote FOR each of the listed nominees.

Class I Directors

Name	Age	Principal Occupation During at Least the Past Five Years
Charles F. Casey	76

Mr. Casey has been a member of our Board of Directors since 2002 and was a member of the Board of Directors of Crown Cork & Seal Company, Inc. from 1992 to 1999. Mr. Casey has been the Chairman of the Board and Chief Executive Officer of V.P.I., a private printing company, since 1993. Mr. Casey is also a director of Vincent Printing Company.

John W. Conway	57

Mr. Conway has been a member of our Board of Directors since 1997. Mr. Conway was also President of our company from 1998 to February 2002. Mr. Conway has served as Chairman of the Board, President and Chief Executive Officer of Crown Cork & Seal Company, Inc. since 2001 and has been a member of the board of directors of Crown since 1997. Mr. Conway holds the same positions in Crown Holdings, Inc. Mr. Conway was President and Chief Operating Officer of Crown from 1998 to 2001 and Executive Vice President of Crown prior to 1998. Mr. Conway is also a director of West Pharmaceutical Services and PPL Corporation.

Name	Age	Principal Occupation During at Least the Past Five Years
Alan W. Rutherford	59

Mr. Rutherford has been a member of our Board of Directors since 2000 and also served as a member of our Board of Directors from 1992 to 1998. Mr. Rutherford was also Vice President and Chief Financial Officer of our Company from 1992 to February 2002. Mr. Rutherford is currently the Vice Chairman of the board of directors, Executive Vice President and Chief Financial Officer of Crown Holdings, Inc. Mr. Rutherford has served as a member of the board of directors of Crown Cork & Seal Company, Inc. since 1991 and has also been Executive Vice President and Chief Financial Officer of Crown Cork & Seal Company, Inc. since 1992.

Alec Taylor	49

Mr. Taylor has been a member of our Board of Directors since March 2003. Additionally, Mr. Taylor has been the President and Chief Operating Officer of Chattem, Inc. since January 1998 and a member of Chattem’s board of directors since 1993. Before that, Mr. Taylor was a partner in the law firm of Miller & Martin from 1983-1998. Mr. Taylor is also a director of U.S. Xpress Enterprises, Inc., The Krystal Company and Olan Mills, Inc.

Incumbent Class II Directors to Continue in Office for Terms Expiring in 2004

Name of Current Director	Age	Principal Occupation During at Least the Past Five Years
James C. Cook	45

Mr. Cook has been Executive Vice President, Chief Financial Officer and Secretary and a director of our Company since May 2002. Mr. Cook was previously Senior Vice President, Finance for the Berwind Group, a private holding company, from 1998 to 2001. Before that, Mr. Cook was Chief Financial Officer of Berwind Industries, a holding company for manufacturing enterprises, from 1995 to 1998. Mr. Cook was also Vice President and General Manager, Security Sensor Components for Sentrol, Inc., a wholly-owned subsidiary of the Berwind Group in 1993 and Controller and then Chief Financial Officer of Sentrol, Inc. from 1989 to 1993. Mr. Cook holds a B.S. in Business with a major in accounting from San Diego State University and an M.B.A. from the University of California, Berkeley.

James A. Lewis	55

Mr. Lewis has been a member of our Board of Directors since March 2003. Mr. Lewis has been the President and Chief Executive Officer of Lynx Chemical Group since 2002. Before that, Mr. Lewis worked as an Independent Management Consultant from 2001 to 2002. Prior to that, Mr. Lewis was President and Chief Executive Officer of WorldWideTesting.com from 2000 to 2001. Before that, Mr. Lewis was Vice President and General Manager of the Container Plastics Business of Eastman Chemical Company from 1997 to 1999.

Angus F. Smith	61

Mr. Smith has been a member of our Board of Directors since 2002. Since June 2002, Mr. Smith has been an Alliance Partner with the First Principles Group, a consulting company based in San Francisco, California. Mr. Smith was Vice President and Treasurer of Unisys Corporation from 1997 to 2000. Prior to this, Mr. Smith served at Rohm and Haas Company as Treasurer from 1980 to 1997, as Assistant Treasurer from 1976 to 1980 and in various financial management positions from 1967 to 1976.

Incumbent Class III Directors to Continue in Office for Terms Expiring in 2005

Name of Current Director	Age	Principal Occupation During at Least the Past Five Years
Michael J. Hoffman	42

Mr. Hoffman has been President and Chief Executive Officer and a director of our Company since May 2002. Mr. Hoffman has been President of Constar, Inc. since October 2000. Mr. Hoffman was previously Vice President of Operations for Constar, Inc. since 1995, and director of Crown Cork & Seal Company, Inc.’s Aerosol Manufacturing division from 1993 to 1995. Before that, Mr. Hoffman was a Plant Superintendent, and then a Plant Manager, in several United States branches of Crown from 1987 to 1993. Prior to 1987, Mr. Hoffman was a Plant Superintendent for Continental Can Company and held various other plant management positions. Mr. Hoffman holds a B.S. in Mathematics and a B.S. in Psychology from University of Delaware.

William G. Little	60

Mr. Little has been a member of our Board of Directors since 2002. Mr. Little was Chairman of the Board of West Pharmaceutical Services, Inc. from 1996 until March 2003. Mr. Little was appointed President and Chief Executive Officer of West Pharmaceutical Services, Inc. in 1991. Mr. Little served as President until 1998 and Chief Executive Officer until April 2002. Mr. Little has also been a director of Fox Chase Cancer Center and the Cytyc Corporation since 1998.

Frank J. Mechura	60

Mr. Mechura has been a member of our Board of Directors since 1997 and served as President of our company from February 2002 to May 2002. Mr. Mechura was also President of our company from 1996 to 1998, a Senior Vice President of Constar, Inc. from 1996 to 2000 and has been an Executive Vice President and President of the Americas Division of Crown Cork & Seal Company, Inc. since 2001. Mr. Mechura is currently President of the Americas Division of Crown Holdings, Inc. Mr. Mechura was also Executive Vice President and President of the Americas Plastic Division of Crown Cork & Seal Company, Inc. from 2000 to 2001.

APPOINTMENT OF

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to audit and report upon our financial statements for 2003.

One or more representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees.    The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2002 for the audit of our financial statements for the year ended December 31, 2002 were $510,600.

Audit-Related Fees.    There were no audit-related fees billed by PricewaterhouseCoopers LLP for financial information system design and implementation services during 2002.

Tax Fees.    There were no fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice or tax planning for the year ended December 31, 2002.

All Other Fees.    There were no fees billed by PricewaterhouseCoopers LLP for any services other than for the audit of our financial statements for the year ended December 31, 2002 as described above under the caption “Audit Fees.”

The Company has not paid PricewaterhouseCoopers LLP any fees for services other than for the audit of our financial statements for the year ended December 31, 2002. The audit committee will review and consider all PricewaterhouseCoopers LLP professional services when assessing auditor independence.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Report of the Audit Committee to the Full Board of Directors of Constar International Inc.:

The Audit Committee appoints the accounting firm to be retained to audit the Company’s financial statements, and once retained, the accounting firm reports directly to the Audit Committee. The Audit Committee consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records and financial controls of the Company and makes recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent auditors. For 2002, the Board of Directors had adopted a written charter setting forth the functions of the Audit Committee, and this report is made pursuant to that charter. Following the adoption of regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee’s charter was revised. A copy of the revised charter is attached to the proxy statement of which this report is a part as Appendix A.

The Audit Committee assists the Board of Directors in monitoring the integrity of the Company’s financial statements. Management is responsible for the Company’s financial reporting process, including the Company’s system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent auditors, PricewaterhouseCoopers LLP. The Audit Committee also discussed with senior management and PricewaterhouseCoopers LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the recently enacted Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the audited financial statements for 2002 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent auditors the issue of auditor independence, including the compatibility of nonaudit services with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

PricewaterhouseCoopers LLP billed the Company $510,600, in the aggregate, for professional fees for the audit of the Company’s financial statements for the year ended December 31, 2002. PricewaterhouseCoopers LLP did not bill the Company for any professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X. In addition, there were no other fees billed by PricewaterhouseCoopers LLP for any services other than for the audit of the Company’s financial statements for the year ended December 31, 2002.

The Audit Committee has reappointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to audit and report upon the Company’s financial statements for 2003. In appointing PricewaterhouseCoopers LLP as the Company’s auditors for the fiscal year ending December 31, 2003, the Audit Committee has considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services are compatible with maintaining their independence.

MEMBERS OF THE AUDIT COMMITTEE

Charles F. Casey

William G. Little

Angus F. Smith

SUBMISSION OF STOCKHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS

The Securities and Exchange Commission rules and our Bylaws set forth standards as to what stockholder proposals are required to be included in a proxy statement. Stockholders wishing to have a proposal presented at our 2004 Annual Meeting of Stockholders, including a proposal containing one or more nominations of persons for election as directors, must submit the proposal so that the Secretary of the Company receives it not less than 120 days (nor more than 150 days, according to our Bylaws) prior to the first anniversary of the date of this proxy statement; provided, however, that in the event that the date of the meeting is advanced by more than 30 days from the date of the 2003 Annual Meeting of Stockholders, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal more than 45 days prior to the anniversary of the mailing date of this proxy statement and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal at least 45 days prior to the anniversary of the mailing date of this proxy statement.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers, their ages and their positions are as follows:

Name	Age	Title
Michael J. Hoffman (1)	42	President, Chief Executive Officer and Director
James C. Cook (2)	45	Executive Vice President, Chief Financial Officer, Secretary and Director
James C.T. Bolton (3)	48	Senior Vice President, Administration and Strategic Planning
L. William Secoy (4)	60	Senior Vice President, Sales and Marketing
Michael H. Andrysiak (5)	46	Vice President of Operations, Constar, Inc.
Donald P. Deubel (6)	39	Vice President of Research and Development, Constar, Inc.
Frank E. Gregory (7)	52	Vice President, European Operations
Robert P. Moyer (8)	47	Corporate Controller

(1)    Michael J. Hoffman.    Mr. Hoffman has been President and Chief Executive Officer and a director of our company since May 2002. Mr. Hoffman has been President of Constar, Inc. since October 2000. Mr. Hoffman was previously Vice President of Operations for Constar, Inc. since 1995, and director of Crown’s Aerosol Manufacturing division from 1993 to 1995. Before that, Mr. Hoffman was a Plant Superintendent, and then a Plant Manager, in several United States branches of Crown from 1987 to 1993. Prior to 1987, Mr. Hoffman was a Plant Superintendent for Continental Can Company and held various other plant management positions. Mr. Hoffman holds a B.S. in Mathematics and a B.S. in Psychology from the University of Delaware.

(2)    James C. Cook.    Mr. Cook has been Executive Vice President, Chief Financial Officer and Secretary and a director of our company since May 2002. Mr. Cook was previously Senior Vice President, Finance for the Berwind Group, a private holding company, from 1998 to 2001. Before that, Mr. Cook was Chief Financial Officer of Berwind Industries, a holding company for manufacturing enterprises from 1995 to 1998. Mr. Cook was also Vice President and General Manager, Security Sensor Components for Sentrol, Inc., a wholly-owned subsidiary of the Berwind Group in 1993 and Controller and then Chief Financial Officer of Sentrol, Inc. from 1989 to 1993. Mr. Cook holds a B.S. in Business with a major in accounting from San Diego State University and an M.B.A. from the University of California, Berkeley.

(3)    James C.T. Bolton.    Mr. Bolton has been Senior Vice President, Administration and Strategic Planning of our company since May 2002. Mr. Bolton has been Senior Vice President, Strategic Planning and Information Systems for the Americas Division of Crown Cork & Seal Company, Inc. since 2001. Previously, Mr. Bolton was Vice President, Finance of Constar, Inc. from 1996 to 2001. Mr. Bolton was Vice President, Finance and Planning for the International Division of Crown from 1992 to 1996. Prior to that, Mr. Bolton was Director of Insurance for Crown and was responsible for all benefits and property/casualty coverage in the U.S. from 1984-1992. Mr. Bolton also worked in the Treasury and Audit departments of Crown from 1978 to 1984. Mr. Bolton holds a B.A. in Economics from Harvard College.

(4)    L. William Secoy.    Mr. Secoy has been Senior Vice President, Sales and Marketing of our company since June 2002. Previously, Mr. Secoy had been Vice President, Sales and Marketing of Constar, Inc. since 2001. Prior to that, Mr. Secoy had been Vice President, Sales and Marketing of Crown Closures from 1997 to 2001. Prior to that, Mr. Secoy served as Vice President, Food Closure Sales and Director of Marketing for Anchor Hocking Corp., a division of CarnaudMetalBox, from 1993 to 1997 and was Regional Sales Manager from 1990 to 1993 when Anchor Hocking Glass Company was a division of Newell Corp. Mr. Secoy holds a B.S. in Business Administration from West Virginia University.

(5)    Michael H. Andrysiak.    Mr. Andrysiak has been Vice President of Operations of Constar, Inc. since 2000. Previously, Mr. Andrysiak had been Regional Operations Manager for Constar, Inc. from 1998 to 2000. Prior to that, Mr. Andrysiak had been Director of Production Planning at Constar, Inc. from 1996 to 1998. Mr. Andrysiak was also Operations Manager and Plant Manager of Constar, Inc. from 1989 to 1996 and from 1985 to 1989, respectively. Mr. Andrysiak worked as a Management Trainee for Sewell Plastics, Inc. from 1983 to 1985. Before that he was a Jet Engine Mechanic with the United States Air Force. Mr. Andrysiak holds a B.S. in Finance from the University of Maryland.

(6)    Donald P. Deubel.    Mr. Deubel has been Vice President of Research and Development of Constar, Inc. since September 2002. Previously, Mr. Deubel had been Director of Packaging Development of Constar, Inc. from July 2000 to September 2002 and Senior Manager of Closure Engineering and Corporate Technologies for Crown from December 1997 to July 2000. Prior to that, Mr. Deubel served as Director of Engineering for Poly-Seal Corporation from July 1995 to December 1997. Mr. Deubel holds a B.S. in Business Administration from the University of Toledo and a B.S. in Plastics Engineering from Ferris State University.

(7)    Frank E. Gregory.    Mr. Gregory has been Vice President, European Operations of our company since September 2002. Previously, Mr. Gregory was UK Business Director for our company since 2001. Prior to that, Mr. Gregory served as Vice President of Operations for Graham Packaging Company in Europe from 1998 to 2000. From 1993 to 1998 Mr. Gregory was General Manager of the UK Extrusion Blow Molding Bottles Business for the Plastics Division of CarnaudMetalbox and in 1997 and 1998 Mr. Gregory also served as Strategic Projects Director and then Industrial Director for the Plastics Division of CarnaudMetalbox.

(8)    Robert P. Moyer.    Mr. Moyer has been Corporate Controller of our company since December 2002. Previously, Mr. Moyer was a Financial Consultant for Sunoco Logistics Partners L.P. since February 2002. Prior to that, Mr. Moyer was Vice President and Corporate Controller of DecisionOne Corporation from 1999 to 2001. Prior to that, Mr. Moyer was Chief Financial Officer and Vice President, Finance & Administration of SODIAAL North America Corporation from May to October 1999. Before that, Mr. Moyer was Vice President, Administration and Treasurer of Matlack Systems, Inc. from 1996 to 1999. Mr. Moyer is a Certified Public Accountant in Pennsylvania and holds a B.S. in Accounting from the Pennsylvania State University and an M.B.A. in Finance from Drexel University.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned by our chief executive officer and our four most highly paid executive officers, other than our chief executive officer, employed by the Company or its subsidiaries during the year ended December 31, 2002.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options	All Other Compensation ($)(4)
Michael J. Hoffman	2002	35,384	150,000	—	80,400	66,840	2,324
President and Chief
Executive Officer

James C. Cook	2002	30,321	42,224	—	63,600	26,500	1,110
Executive Vice President,
Chief Financial Officer and
Secretary

James C.T. Bolton	2002	18,352	61,911	—	36,000	21,400	1,226
Senior Vice President,
Administration and
Strategic Planning

Frank E. Gregory (5)	2002	16,993	54,231	—	—	2,255	1,912
Vice President, European
Operations

L. William Secoy	2002	16,279	47,946	—	—	6,685	985
Senior Vice President,
Sales and Marketing

(1)	The salary information for our executive officers reflects the amount of salary paid by Constar International Inc. to those officers from November 21, 2002, the day after the closing of our initial public offering, through December 31, 2002. Compensation earned prior to November 21, 2002 was determined and paid by our former parent, Crown Cork & Seal Company, Inc. Prior to our initial public offering, our Board of Directors did not have a working compensation committee. The current annual salaries for Messrs. Hoffman, Cook, Bolton, Gregory and Secoy are $320,000, $275,000, $175,670, $152,939 and $151,285, respectively. These numbers have been converted to U.S. dollars using the December 31, 2002 exchange rate of 1.612 dollars per pound.
(2)	The amount of perquisite and other personal benefits for the named executive officers did not exceed the lesser of $50,000 or 10% of the total of annual salary plus bonus.
(3)	In connection with the Company’s initial public offering, we awarded 6,700, 5,300 and 3,000 shares of restricted stock to Messrs. Hoffman, Cook and Bolton, respectively. The values listed in this column represent the number of shares granted to the particular officer multiplied by $12.00 per share, the offering price in our initial public offering. Any dividends declared on shares of common stock will also be declared on the shares of restricted stock.
(4)	The amounts shown in this column represent Company 401(k) contributions and premiums paid by the Company for term life insurance.
(5)	As Vice President of European Operations, Mr. Gregory is paid in British pounds. These numbers have been converted to U.S. dollars using the December 31, 2002 exchange rate of 1.612 dollars per pound.

Stock Options

The following table sets forth information regarding stock options granted during the fiscal year 2002 to our executive officers named below:

Option Grants During the Year Ended December 31, 2002

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2002	Exercise Price per Share ($)	Expiration Date	Grant Date Present Value ($)
Michael J. Hoffman	66,840	29.6%	$12.00	11/14/07	254,660

James C. Cook	26,500	11.7%	$12.00	11/14/07	100,965

James C.T. Bolton	21,400	9.5%	$12.00	11/14/07	81,534

Frank E. Gregory	2,255	1.0%	$12.00	11/14/07	8,592

L. William Secoy	6,685	3.0%	$12.00	11/14/07	25,470

(1)	The grant date present value was determined using the Black-Scholes option pricing model. The following assumptions were used to estimate the grant date present value: dividend yield of 0%, risk-free interest rate of 1.21%, estimated volatility of Constar common stock of 50% and estimated average expected option term of 2.5 years. This valuation model was not adjusted for risk of forfeiture. It is important to note that options will have value to the named executive officers only if the stock price advances beyond the grant date exercise price shown in the table during the effective option period.

Year-End December 31, 2002 Option Values

The following table sets forth year-end option value information for our executive officers named below:

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1) ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Hoffman	—	—	—	66,840	—	—

James C. Cook	—	—	—	26,500	—	—

James C.T. Bolton	—	—	—	21,400	—	—

Frank E. Gregory	—	—	—	2,255	—	—

L. William Secoy	—	—	—	6,685	—	—

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2002 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders. The table includes:

•	the number of securities to be issued upon the exercise of outstanding options;

•	the weighted-average exercise price of the outstanding options; and

•	the number of securities that remain available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	225,681	$12.00	824,213
Equity compensation plans not approved by security holders	0	—	—

Total	225,681	$12.00	824,213

(1)	Does not include 15,000 shares of restricted stock granted under the Company’s 2002 Stock-Based Incentive Compensation Plan.
(2)	Includes shares underlying options that may be issued pursuant to the Company’s 2002 Stock-Based Incentive Compensation Plan, the Company’s Non-Employee Directors’ Stock Option Plan and the Company’s Employee Stock Purchase Plan, all three of which were previously approved by Crown Cork & Seal Company, Inc. as our sole stockholder prior to our initial public offering.

Employment Agreements

We have entered into employment agreements with Messrs. Hoffman, Cook and Bolton. Each agreement has a three-year term. Additionally, Mr. Hoffman’s agreement will be extended for an additional one-year period on each anniversary of the November 20, 2002 closing of our initial public offering, unless we or Mr. Hoffman give notice to the other that the term of Mr. Hoffman’s employment agreement will not be extended.

Mr. Hoffman is employed as our President and Chief Executive Officer and serves as a member of our board of directors. Mr. Cook is employed as our Executive Vice President and Chief Financial Officer and serves as a member of our Board of Directors. Mr. Bolton is employed as our Senior Vice President, Administration and Strategic Planning. The respective agreements provide for an annual base salary of $320,000 for Mr. Hoffman, $275,000 for Mr. Cook and $165,727 for Mr. Bolton, subject in each case to annual increases at the discretion of the Board of Directors, and for annual performance bonuses. Each agreement also provides for the executive to receive our standard retirement and welfare benefits.

Under each agreement, either we or the executive may terminate the agreement with or without cause. If we terminate without cause or the executive terminates for good reason (or, in the case of Mr. Cook and Mr. Bolton, we terminate the executive without cause after we did not extend the executive’s employment contract without cause), each agreement requires us to pay the executive monthly severance (equal to base salary and a portion of target bonus) for a period of 24 months in the case of Mr. Hoffman and nine months in the case of Mr. Cook and Mr. Bolton together with the continuation of medical benefits during the period that severance is provided. If the termination follows a change in control, the severance is paid in a lump sum and increases to two times base salary plus target bonus for Mr. Hoffman and one times such amount for Mr. Cook and Mr. Bolton. Each executive is subject to a non-competition covenant during the term of his agreement and for one year after his termination (in the case of Mr. Hoffman) or nine months after his termination (in the case of Messrs. Cook and Bolton), unless (in the case of Mr. Hoffman only) the termination occurs due to our refusal to renew the executive’s contract.

For purposes of the agreements, “cause” is defined as gross misconduct or negligence, theft of company assets, material failure to follow lawful instructions, breach of restrictive covenants or conviction of a felony. “Good reason” is defined as a change in the executive’s authority, duties, responsibilities, reporting obligations or principal employment location by more than 50 miles, a reduction in base salary or a failure to pay compensation or benefits.

We have also entered into change in control arrangements with several of our key executives, including Messrs. Gregory and Secoy. These arrangements provide that in the event the executive is terminated without cause or terminates for good reason within two years following a change in control, or prior to a change in control with the executive reasonably demonstrating that the termination without cause or for good reason was in connection with the change in control, the executive is entitled to a lump sum payment equal to one times the executive’s then current base salary and target annual bonus. The executive is also entitled to a continuation of medical benefits for a 12-month period, immediate payment of all of the executive’s deferred compensation, and immediate cash-out, vesting or exercisability of all outstanding equity based or performance based awards. For purposes of these change in control arrangements, the terms “cause” and “good reason” have meanings similar to those provided in the preceding paragraph with “good reason” also including our failure to obtain assumption of the executive’s change in control arrangement.

Pension Plans

The Constar Pension Plan is a defined benefit pension plan covering all U.S. salaried and hourly employees who are at least 21 years of age and who have completed at least one year of service. Vesting will occur after an employee has completed five years of service. For purposes of eligibility, including eligibility for early retirement, vesting and benefit accrual, the Constar Pension Plan recognizes all service recognized on behalf of our employees for pension purposes by Crown Cork & Seal Company, Inc. (“Crown”), our former parent.

With respect to our executive officers, the Constar Pension Plan provides normal retirement benefits at age 65 determined generally as 1.25% of the participant’s final five year average base rate of pay multiplied by the participant’s years of service. However, other participants in the Constar Pension Plan receive benefits under different formulas. An executive officer who has reached age 55 and completed at least 15 years of service may elect to retire early with reduced benefits. Under federal law for 2002, benefits from the Constar Pension Plan are limited to $160,000 per year and may be based only on the first $200,000 of a participant’s annual compensation.

For illustration purposes, the following table shows estimated maximum annual retirement benefits payable from the Constar Pension Plan to our executive officers who retire at age 65, assuming the executive officers receive their benefit as a single life annuity, without survivor benefits. The normal form of benefit under the Constar Pension Plan for an unmarried participant is a single life annuity and for a married participant is a joint and 50% survivor annuity. Other optional forms of benefit, which provide for actuarially reduced pensions, are also available. The benefits listed in the table below are not subject to any deduction for Social Security or other offset amounts. The estimated credited years of service under the Constar Pension Plan for the above-named executive officers are as follows: Mr. Hoffman, 16 years; Mr. Cook, less than 1 year; Mr. Bolton, 24.5 years; Mr. Gregory, 2 years; and Mr. Secoy, 34.5 years.

	Years of Service
Final Average Base Pay	5	10	15	20	25	30	35
$50,000	$3,125	$6,250	$9,375	$12,500	$15,625	$18,750	$21,875

$100,000	$6,250	$12,500	$18,750	$25,000	$31,250	$37,500	$43,750

$150,000	$9,375	$18,750	$28,125	$37,500	$46,875	$56,250	$65,625

$200,000	$12,500	$25,000	$37,500	$50,000	$62,500	$75,000	$87,500

STOCK PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE THE DATE OF OUR INITIAL PUBLIC OFFERING AMONG CONSTAR INTERNATIONAL INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE DOW JONES U.S. CONTAINERS AND PACKAGING INDEX

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 14, 2003. The table includes the number of shares beneficially owned by (i) each person or group that is known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors and executive officers named in the summary compensation table and (iii) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise noted, we believe that all persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them. No shares of common stock are issuable upon the exercise of options exercisable within 60 days of March 14, 2003.

5% Beneficial Owners, Directors, Named Officers	Number of Shares Beneficially Owned	Percent of Shares Outstanding

Strong Capital Management, Inc. 100 Heritage Reserve Menomonee Falls, WI 53051	1,680,785	14.0%

Credit Suisse Asset Management, LLC 466 Lexington Avenue New York, NY 10001	1,357,300	11.3%

Crown Cork & Seal Company, Inc. One Crown Way Philadelphia, PA 19154	1,255,000	10.5%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	877,100	7.3%

Charles F. Casey	1,000	*
John W. Conway	0	*
James A. Lewis	0	*
William G. Little	800	*
Frank J. Mechura	0	*
Alan W. Rutherford	0	*
Angus F. Smith	700	*
Alec Taylor	0	*
Michael J. Hoffman	8,200	*
James C. Cook	6,300	*
James C.T. Bolton	3,500	*
Frank E. Gregory	2,225	*
L. William Secoy	100	*
All Directors and executive officers as a group (16 persons)	20,650	*

*	Represents less than 1%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to Crown’s acquisition of us in 1992, we had a supplemental retirement plan in place for certain executive officers, including our current Chairman, Mr. Casey. In 1990, we purchased annuity contracts with an insurance company to settle obligations under this plan with three former employees. Mr. Casey currently receives payments from these annuity contracts of approximately $165,000 per year. Should the insurance company default on the annuity contracts, we would become liable for the continuation of the payments. The maximum potential amount of future liabilities covering all three employees is $1.8 million at December 31, 2002. At December 31, 2002, we believe the likelihood of default by the insurance company is remote and, accordingly, have not recorded any amounts to cover these obligations.

Relationship with Crown

Prior to the Company’s initial public offering in November 2002, the Company had been a wholly owned subsidiary of Crown Cork and Seal Company, Inc. (“Crown”) since 1992. As of March 14, 2003, Crown owned 1,255,000 shares, or 10.5%, of our common stock.

The Company distributed to Crown on October 15, 2002 a note in the principal amount of $350 million. Concurrent with the completion of the Company’s initial public offering, the Company repaid this $350 million note to Crown, along with $1.7 million of interest on such note. In addition, immediately prior to the closing of the Company’s initial public offering, Crown contributed to the capital of the Company its outstanding intercompany receivable due from the Company in the amount of $63.5 million.

Transfers of Certain Interests

Prior to the completion of our initial public offering, Crown transferred to us, and we transferred to Crown, our respective interests in certain of our affiliates.

Turkey.    Prior to the completion of our initial public offering, our operations in Turkey had been conducted through a joint venture located in Turkey called Constar Ambalaj Sanayi ve Ticaret A.S. Crown held 55% of this joint venture through a direct subsidiary. Prior to the completion of our initial public offering, Crown purchased this interest from its subsidiary and then contributed this interest to our capital.

Netherlands.    Prior to the completion of our initial public offering, our operations in the Netherlands had been conducted through an indirect, wholly owned subsidiary of Crown called Constar International Holland (Plastics) B.V. Crown purchased all of the capital stock of this company and then contributed the stock to our capital prior to the completion of our initial public offering.

United Kingdom.    Prior to the completion of our initial public offering, our operations in the U.K. had been conducted through an indirect, wholly owned subsidiary of Crown called Constar International UK Limited. Crown purchased all of the capital stock of this company and then contributed the stock to our capital. In addition, we distributed to Crown our shares in another U.K. subsidiary of Crown.

Texas.    Some of our operations in Texas have been conducted through Constar Plastics, LLC, a limited liability company that was a direct wholly owned subsidiary of Crown prior to the completion of our initial public offering. Prior to the completion of our initial public offering, Crown contributed all of the limited liability company interests to our capital.

Mexico.    We previously owned an interest in a Mexican joint venture that manufactures PET preforms and bottles. We distributed to Crown our interests in a holding company for the Mexican joint venture prior to the completion of our initial public offering.

Canada.    Prior to the completion of our initial public offering, our operations in Canada had been conducted through a Canadian subsidiary. We distributed to Crown our shares in this Canadian subsidiary prior to the completion of our initial public offering.

Agreements with Crown

Concurrently with the completion of our initial public offering, we entered into a transition services agreement with Crown. Under the transition services agreement, Crown is providing services that include payroll, systems for accounting reporting, tax, information technology, benefits administration, purchasing and logistics. The Company recorded an expense of $504,000 during the year ended December 31, 2002 related to the transition services agreement and had a $286,000 payable to Crown at December 31, 2002.

Concurrently with the completion of our initial public offering, Constar, Inc. and a subsidiary of Crown called Crown Cork & Seal Company (USA), Inc., or Crown USA, entered into the Salt Lake City PET Products Supply and Lease of Related Assets Agreement (“SLC Agreement”). Under the SLC Agreement, Crown USA supplies Constar, Inc. with PET preforms and containers manufactured at Crown USA’s facility. The products are manufactured using equipment that Constar, Inc. leases to Crown USA which are maintained at Crown USA’s Salt Lake City facility. The SLC Agreement is for a term of two years ending November 19, 2004 and may be extended for an additional two years upon mutual agreement between Crown USA and Constar, Inc. The Company purchased $1,089,000 of PET preforms and containers from Crown during the year ended December 31, 2002. The Company had a net $1,089,000 payable to Crown related to the SLC Agreement at December 31, 2002.

Concurrently with the completion of our initial public offering, Constar, Inc. and Crown USA entered into the Newark Component Supply and Lease of Related Assets Agreement (“Newark Agreement”). Under the Newark Agreement, Constar, Inc. supplies Crown USA with rings, bands and closures manufactured at Constar Inc.’s facilities. The products are manufactured using equipment that Crown USA leases to Constar, Inc. and operates at the Company’s facilities. The Newark Agreement is for a term of two years ending November 19, 2004 and may be extended for an additional two years upon mutual agreement between Crown USA and Constar, Inc. We sold $130,000 of rings, bands and closures to Crown and recorded income of $31,000 related to leasing at Newark during the year ended December 31, 2002. The Company had a $137,000 net receivable from Crown related to the Newark Agreement at December 31, 2002.

Concurrently with the completion of our initial public offering, Constar Plastics of Italy, S.R.L., or Constar Italy, and a subsidiary of Crown called Crown Cork Italy S.p.A., or Crown Italy, entered into the Voghera PET Preform Supply and Lease of Related Assets Agreement (“Voghera Agreement”). Under the Voghera Agreement, Constar Italy supplies Crown Italy with resin and Crown Italy supplies Constar Italy with PET preforms manufactured at Crown Italy’s facility. The products are manufactured using equipment that Constar Italy leases to Crown Italy and maintains at Crown Italy’s facility. The Voghera Agreement ends December 31, 2003, but can be extended indefinitely. The Company purchased $3,127,000 of PET preforms from Crown and sold $1,410,000 of resin to Crown during the year ended December 31, 2002. The Company had $1,145,000 net payable to Crown related to the Voghera Agreement at December 31, 2002.

Concurrently with the completion of our initial public offering, Constar Italy and Crown Faba Sirma S.p.A., or Crown Faba, entered into the Faba Supply Agreement (“Faba Agreement”). Under the Faba Agreement, Crown Faba blows preforms into bottles and sells the bottles to Constar Italy. Constar Italy sells preforms to Crown Faba. The Faba Agreement will end December 31, 2003 and may be extended by Constar Italy through June 30, 2004. We purchased $275,000 of bottles during the year ended December 31, 2002. We had a net payable to Crown of $274,000 related to the Faba Agreement at December 31, 2002.

Concurrently with the completion of our initial public offering, we entered into a Benefits Allocation Agreement with Crown, under which we and Crown allocated responsibility for certain employee benefit liabilities. We retained or assumed all liability for compensation and benefits owed to our active or former employees, and assumed sponsorship of the Crown pension plan previously maintained for our hourly employees. We also expanded this plan to include our active salaried employees, establish savings and welfare plans for its active employees that are substantially equivalent to plans previously provided by Crown, and assume the stand-alone pension plans in the United Kingdom and Holland, including the corresponding assets and liabilities. As of December 31, 2002, we had an under-funded benefit obligation of approximately $20.6 million under such plans.

Prior to the completion of our initial public offering we paid Crown a fee of approximately 1.8% of our annual sales. In return for a fee of approximately $12,129,000 for 2002, Crown provided us with access to its PET-related intellectual property; paid for our direct costs of research, development and engineering activities; provided legal services for the defense of rights to existing technologies; and provided support for customer claims resolution, supplier qualifications, spoilage reduction, and product and material specifications.

Prior to the completion of our initial public offering, Crown contributed intellectual property rights relating to our business, including patents relating to our Oxbar technology, to us. We granted Crown Cork & Seal Technologies Corporation, a subsidiary of Crown, a non-exclusive, royalty-free license to use Oxbar technology in products not manufactured with PET, and we granted Crown Cork & Seal Technologies Corporation a non-exclusive license to use the OXBAR trademark on and in connection with such licensed products. Crown Cork & Seal Technologies Corporation will have the ability to sublicense the Oxbar technology and the OXBAR trademark only to its affiliates. We also agreed to share with Crown Cork & Seal Technologies Corporation royalties from the licensing of Oxbar to third parties.

Constar International U.K. Limited, one of our subsidiaries, manufactures plastic closures at our Sherburn, England facility. Crown Cork & Seal Technologies Corporation owns patents and other technology related to the production of plastic closures. In exchange for a royalty payment from Constar International U.K. Limited, Crown Cork & Seal Technologies Corporation granted Constar International U.K. Limited an indefinite, non-exclusive, one-site manufacturing license to use specified plastic closure technologies for sale of plastic closures in the United Kingdom and Ireland for use on products filled in the United Kingdom and Ireland. In addition, Crown Cork & Seal Technologies Corporation granted Constar International U.K. Limited a non-exclusive license to use the trademarks POLYGUARD and OBRIST CAP on and in connection with such closures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and directors. Based solely upon a review of reports filed by these individuals and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during 2002, except that each of Michael J. Hoffman, James C. Cook, Angus F. Smith, William G. Little, James C.T. Bolton, L. William Secoy and Donald P. Deubel filed a Form 4 on November 20, 2002 for transactions that occurred on November 14, 2002 and should have been reported by November 18, 2002 and Robert P. Moyer filed a Form 3 on February 6, 2003 that should have been filed by December 15, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee makes all compensation decisions regarding our executives. Messrs. Casey and Little served as the only members of the compensation committee in 2002.

OTHER BUSINESS

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors,

James C. Cook Executive Vice President, Chief Financial Officer and Secretary

March 28, 2003

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

CONSTAR INTERNATIONAL INC.

AUDIT COMMITTEE CHARTER

I.    PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in the oversight of:

1.	the integrity of the Company’s financial statements;

2.	the Company’s compliance with legal and regulatory requirements as they relate to the Company’s financial information and reporting;

3.	the independent auditor’s qualifications and independence; and

4.	the performance of the Company’s internal audit function and independent auditors.

The Audit Committee will maintain an open avenue of communication between the independent auditors, internal auditors, senior management and the Board of Directors.

II.    STRUCTURE

The Audit Committee shall consist of not less than three independent directors. For purposes of this charter, a director shall be deemed independent if he or she satisfies the definitions of “independent” (or any derivation thereof or term similar thereto) set forth in the Nasdaq National Marketplace Rules and the rules promulgated by the Securities and Exchange Commission (“SEC”).

All members of the Audit Committee will be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, and will have a working familiarity with basic finance and accounting practices.

III.    MEETINGS

Meetings will occur as follows:

1.	The Audit Committee shall meet quarterly, by telephone conference or in person, prior to the release of the Company’s earnings to the public and the release of the Company’s Form 10-K and Form 10-Q filings.

2.	The Audit Committee shall meet at any other convenient date on an as-needed basis.

The Audit Committee may ask members of management or others to attend Audit Committee meetings and provide pertinent information when needed. Periodically, the Audit Committee will meet separately with management, internal auditors and independent auditors.

The presence of a majority of the members of the Audit Committee will constitute a quorum. The vote of a majority of the Audit Committee members present at a meeting in which a quorum has been established will be sufficient to adopt resolutions and to take any other action.

IV.    FUNCTIONS AND RESPONSIBILITIES

Internal Control

1.	Review with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s internal controls in managing risk.

2.	Examine internal and independent auditors’ findings of weaknesses and recommendations for the improvement of the internal controls. Monitor management’s implementation of internal control recommendations.

3.	Consider the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

4.	Review disclosures made to the Audit Committee by the chief executive officer and chief financial officer during the certification process for the filings on Form 10-Q and Form 10-K about any significant deficiencies in the design and operation of internal controls, any material weaknesses in internal controls and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

Financial Reporting

1.	Review the quarterly and annual financial statements, and the related management’s discussion and analysis of financial condition and results of operations, prior to release to the public.

2.	Discuss any changes in accounting principles, significant judgmental areas and significant or complex transactions that occurred. Consider management’s handling of proposed audit adjustments identified by the independent auditors.

3.	Consult with the internal auditors, independent auditors and accounting personnel on the integrity of the internal and external financial reporting process. Determine if key reporting objectives are being met.

4.	Discuss with the independent auditors the quality of the Company’s accounting policies and reported earnings.

5.	Discuss the nature of interim financial statements with independent auditors to monitor that quarterly financial statements are consistent with year-end reporting.

6.	Issue any letters and reports providing disclosures required by SEC regulations to be made by the Committee.

Independent Auditors

1.	Appoint the Company’s independent auditors.

2.

Serve together with the Board of Directors as the authority to which the independent auditors report. All auditing services and, except as provided in the following sentence, all non-audit services to be provided to the Company by any independent auditor of the Company shall be pre-approved by the Audit Committee; in addition, the Audit Committee may delegate such pre-approval duty to one or more designated members of the Audit Committee who are also independent directors of the Board of Directors, provided, that any decisions of any member of the Audit Committee to whom such duty has been delegated shall also be presented to the full Audit Committee at its next scheduled meeting. The pre-approval requirement described in the preceding sentence shall not apply to non-audit services for the Company if (a) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved, prior to the completion of the audit, by the Audit Committee or by one or more members of the Audit Committee who are also independent directors of the Board of Directors to whom authority to grant pre-approvals has been delegated by the Audit Committee.

3.	Engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

4.	Obtain a formal written statement, on a periodic basis, delineating all relationships between the independent auditors and the Company. The Audit Committee is responsible for recommending that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

5.	Review the audit scope and approach of the independent auditors’ examinations and direct the auditors to areas that, in the Audit Committee’s opinion, require more attention.

6.	Discuss with management and the independent auditors critical accounting policies and alternative treatments of financial information under generally accepted accounting principles.

7.	Discuss with the independent auditors any significant findings or problems encountered while performing the audit.

8.	Determine the appropriateness of the fees for the audit and non-audit services provided by the independent auditors.

Internal Auditors

1.	Review and examine the objectivity, effectiveness and resources of the Internal Audit Department.

2.	Concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

3.	Review the internal audit plan for the current year and review the risk assessment procedures used to identify projects included in this plan.

4.	Review, with the Director of Internal Audit, the results of internal audit activities and progress with respect to the internal audit plan.

5.	Assess all material deficiencies in internal controls, material weaknesses in internal controls and any fraud involving any person responsible for the Company’s internal controls.

General

1.	Ensure that a Code of Ethics is formalized in writing and review management’s monitoring of compliance with the Company’s Code of Ethics.

2.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Code of Ethics. Review any changes to, or waivers of, the Code of Ethics.

3.	Review legal and regulatory matters that may have a material impact on the financial statements and the related compliance policies and procedures.

4.	Engage independent counsel and other advisers as the Audit Committee determines necessary to carry out its duties.

5.	Develop procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

6.	Initiate investigations on any matters within the scope of the Audit Committee’s responsibilities.

7.	Review and assess, at least annually, the Audit Committee’s charter and submit the charter for approval of the Board.

8.	Perform any other functions required to be performed by the Audit Committee pursuant to applicable laws or regulations.

9.	Perform other oversight functions as requested by the Board of Directors.

V.    REPORTING RESPONSIBILITIES

The Audit Committee is an arm of, and responsible to, the Board of Directors to which it directly reports. The Audit Committee is responsible for periodically updating the Board of Directors about Audit Committee activities and making appropriate recommendations.

          This Proxy is solicited on behalf of the Board of Directors

                           CONSTAR INTERNATIONAL INC.

                      2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 2003

     The undersigned stockholder of Constar International Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of
Stockholders and Proxy Statement relating to the 2003 Annual Meeting of
Stockholders of Constar International Inc., each dated March 28, 2003, and hereby appoints Michael J. Hoffman and James C. Cook, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual
Meeting of Stockholders of Constar International Inc. to be held on April 30,
2003 at 10 a.m. local time, at the offices of Dechert LLP, 4000 Bell Atlantic
Tower, 1717 Arch Street, Philadelphia, Pennsylvania and at any adjournment or adjournments thereof, and to vote all shares of Constar Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on this card.

                                                                SEE REVERSE SIDE
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X Please mark your vote as in this example.

     The Board of Director recommends a vote "FOR" all nominees listed in
Proposal 1.

1.   Election of Directors: __ FOR all nominees listed below (except as indicated) If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
     Charles F. Casey, John W. Conway, Alan W. Rutherford, Alec Taylor

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or
adjournments thereof.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR each of the nominees set forth above and as said proxies deem advisable on such other matters as may properly come before the meeting.

Signature:_________________________ Dated:___________________________, 2003

Signature (if held jointly or as community property): _______________________

This Proxy should be marked, dated and signed by the stockholder(s) as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.